                                                                      Exhibit 15


                 ACKNOWLEDGMENT LETTER OF INDEPENDENT AUDITORS

Shareholders and Board of Directors
KeyCorp


We are aware of the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement (No. 333-10577) on Form S-3 of KeyCorp for the registration of $561,000,000 of securities of our report dated April 14, 2000 relating to the unaudited condensed consolidated interim financial statements of KeyCorp that are included in its Form 10-Q for the quarter ended March 31, 2000.


                                                      /s/ Ernst & Young LLP

Cleveland, Ohio
June 19, 2000